Exhibit 99.1

STRATEX OIL & GAS HOLDINGS, INC. COMPLETES ACQUISITION OF RICHFIELD OIL & GAS COMPANY

FOR IMMEDIATE RELEASE

SALT LAKE CITY, UT-- (Marketwired) --12/1/14 – Stratex Oil & Gas Holdings, Inc. (OTCQB: STTX) ("Stratex" or the "Company") and Richfield Oil & Gas Company (“Richfield”) today announced the successful completion of the previously announced merger of a wholly owned subsidiary of Stratex with and into Richfield. Richfield survived the merger and is now a wholly owned subsidiary of Stratex. The merger was approved by Richfield’s stockholders at a special meeting held on November 24, 2014.

Effective with the opening of the market today, Richfield ceased to be a publicly traded company and its shares of common stock ceased to be quoted for trading on the OTCQX.

As a result of the merger, each share of Richfield common stock now represents the right to receive one share of Stratex common stock.

Stratex intends to make a further announcement with respect to the merger later this week.

Investor Relations Contact

Derek Gradwell

SVP Natural Resources

MZ Group North America

Phone: 512-270-6990

Email: dgradwell@mzgroup.us

Web: www.mzgroup.us